Exhibit 23.2
Consent of Independent Chartered Accounts
     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-4 filed by Altra Industrial Motion, Inc. on 8 May 2007 of our report dated 8 June 2006 relating to the consolidated financial statements of Hay Hall Holdings Limited, which are contained in that Prospectus.
     We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Stoy Hayward LLP Birmingham, United Kingdom May 08, 2007